UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

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MediXall Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2598 E. Sunrise Blvd., Suite 2104, Fort Lauderdale, Florida 33304

(Address of Principal Executive Office) (Zip Code)

(877) 558-7750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, the Board of Directors of MediXall Group, Inc. (the "Company") accepted the written resignation of Noel Guillama as its interim Principal Financial Officer and appointed Shane Glavin to replace Mr. Guillama.

Shane Glavin is the CEO of Power CFO. He founded Power CFO, a premier fractional CFO firm, in March 2021 to help small to mid-size companies realize the enormous financial and operational benefits that enterprise-level organizations expect and experience every day.

Shane is a results-driven executive with more than 20 years of experience in finance, accounting, and operations management. He has an MBA from Baker University located in Baldwin City, Kansas.

Prior to launching Power CFO, Shane developed the Rock and Evolve programs, both of which drove millions of dollars in savings. In 2019, Shane was recognized by both the Kansas City Business Journal and Bullhorn for his ability to identify significant operational inefficiency and gaps and quickly implement strategic technology and/or streamlining business operations, which significantly increased revenue and reduced company costs.

Shane has been the CFO and Chief Innovation Officer for LaborMAX Staffing and was VP Finance & Administration/Corporate Controller for Midwest Pacific Rail Net & Logistics.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediXall Group Inc.

Dated: December 12, 2023	By:	/s/ Travis Jackson
	Name:	Travis Jackson
	Title:	Chief Executive Officer